Exhibit 3(ii)
                             BYLAWS

                           ARTICLE I.
                     MEETING OF SHAREHOLDERS


     SECTION 1. Annual Meeting. A meeting of shareholders shall be held annually for the election of directors and the transaction of such other business as is related to the purpose or purposes set forth in the notice of meeting, on such Tuesday in August each year and at such time as may be fixed by the Board of Directors.

     SECTION 2. Special Meeting. Special meetings of the shareholders for any purpose may be called by the Board of Directors, the Chairman of the Board, the President or the Secretary, and shall be called by the Chairman of the Board, the President or the Secretary at the written request of the holders of record of fifty percent or more of the outstanding shares of the Corporation entitled to vote at such meeting. Special meetings shall be held at such time as may be fixed in the call and stated in the notice of meeting or waiver thereof. At any special meeting only such business may be transacted as is related to the purpose or purposes for which the meeting is convened.

     SECTION 3. Place of Meetings. Meetings of shareholders shall be held at such place, within or without the State of North Carolina or the United States of America, as may be fixed in the call and stated in the notice of meeting or waiver thereof.

     SECTION 4. Notice of Meetings; Adjourned Meetings. Notice of each meeting of shareholders shall be given in writing and shall state the place, date and the hour of the meetings. The purpose or purposes for which the meeting is called shall be stated in the notice of each special meeting and of each annual meeting at which any business other than the election of directors is to be transacted.

     A copy of the notice of any meeting shall be given, personally or by mail, not less than ten nor more than sixty days before the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice is given when deposited in the United States mail, with postage thereon prepaid, and directed to the shareholder at his address as it appears on the records of the Corporation.

     When a meeting is adjourned for less than thirty days in any one adjournment, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date


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of the meeting.  When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

     SECTION 5. Waiver of Notice. The transactions of any meeting of shareholders, however called and with whatever notice, if any, are as valid as though had at a meeting duly held after regular call and notice, if: (a) all the shareholders entitled to vote are present in person or by proxy and no objection to holding the meeting is made by any shareholder; or if (b) a quorum is present either in person or by proxy and no objection to holding the meeting is made by anyone present, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signed a written waiver of notice, or a consent to the holding of the meeting, or an approval of the action taken as shown by the minutes thereof.

     Whenever notice is required to be given to any shareholder, a written waiver thereof signed by such shareholder, whether before or after the time thereon stated, shall be deemed equivalent to such notice. Attendance of a person at a meeting of shareholders shall constitute a waiver of notice of such meeting, except when such shareholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of shareholders need be specified in any written waiver of notice thereof.

     SECTION 6. Qualification of Voters. Except as may be otherwise provided herein or in the Articles of Incorporation, every holder of common stock of record shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders for every share standing in his name on the record of shareholders.

     SECTION 7. Quorum. At any meeting of the shareholders the presence, in person or by proxy, of the holders of a majority of the shares entitled to vote thereat shall constitute a quorum for the transaction of any business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

     The shareholders present may adjourn the meeting despite the absence of a quorum.

     SECTION 8. Proxies. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. Every proxy must be executed by the shareholder or his attorney-in-fact. No proxy shall be valid after


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the expiration of three years from the date thereof unless
otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided therein and as permitted by law. Except as otherwise provided in the proxy, any proxy holder may appoint in writing a substitute to act in his place.

     SECTION 9. Voting. Whenever any corporate action is to be taken by vote of the shareholders at a meeting, it shall, except as otherwise required by law or the Articles of Incorporation, be authorized by a majority of the votes cast thereat, in person or by proxy.

     SECTION 10. Action without a Meeting. Whenever shareholders are required or permitted to take any action at a meeting or by vote, such action may be taken without a meeting, without prior notice and without a vote, by consent in writing setting forth the action so taken, signed by the holders of all of the outstanding shares entitled to vote.

     SECTION 11. Record Date for Shareholders. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express written consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the directors may fix, in advance, a date as the record for any such determination of shareholders. Such date shall not be more than seventy days nor less than ten days before the date of such meeting, nor more than seventy days prior to any other action. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this paragraph, such determination shall apply to any adjournment thereof, unless the directors fix a new record date under this paragraph for the adjourned meeting.

     SECTION 12. List of Shareholders Entitled to Vote. The officer who has charge of the share ledger of the Corporation shall prepare and make available a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, such list must be available for inspection by any shareholder at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, or his agent or attorney, shall be entitled on written demand to inspect and, subject to the requirements of the North Carolina Business Corporation Act, to copy the list, during


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regular business hours and at the shareholder's expense, during the period it is available for inspection. The list shall also be made available at the meeting and any shareholder, his agent or attorney, shall be entitled to inspect the list at any time during the meeting or any adjournment.

     SECTION 13. Inspectors of Election. The Chairman of any meeting of the shareholders may, but need not, appoint one or more Inspectors of Election. Any Inspector so appointed to act at any meeting of the shareholders, before entering upon the discharge of his duties, shall be sworn faithfully to execute the duties of an Inspector at such meeting with strict impartiality, and according to the best of his ability.

     SECTION 14. Advance Notice of Shareholder Proposals. At any annual or special meeting of shareholders, proposals by shareholders and persons nominated for election as directors by shareholders shall be considered only if advance notice thereof has been timely given as provided herein and such proposals or nominations are otherwise proper for consideration under applicable law and the Articles of Incorporation and Bylaws of the Corporation. Notice of any proposal to be presented by any shareholder or of the name of any person to be nominated by any shareholder for election as a director of the Corporation at any meeting of shareholders shall be delivered to the Secretary of the Corporation at its principal executive office not less than 120 days prior to the date of the meeting; provided, however, that if the date of the meeting is first publicly announced or disclosed (in a public filing or otherwise) less than 70 days prior to the date of the meeting, such notice shall be given not more than ten days after such date is first so announced or disclosed. Public notice shall be deemed to have been given more than 70 days in advance of the annual meeting if the Corporation shall have previously disclosed, in these Bylaws or otherwise, that the annual meeting in each year is to be held on a determinable date, unless and until the Board determines to hold the meeting on a different date. Any shareholder who gives notice of any such proposal shall deliver therewith the text of the proposal to be presented and a brief written statement of the reasons why such shareholder favors the proposal and setting forth such shareholder's name and address, the number and class of all shares of each class of stock or the Corporation beneficially owned by such shareholder and any material interest of such shareholder in the proposal (other than as a shareholder). Any shareholder desiring to nominate any person for election as a director of the Corporation shall deliver with such notice a statement in writing setting forth the name of the person to be nominated, the number and class of all shares of each class of stock of the Corporation beneficially owned by such person, the information regarding such person required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K

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adopted by the Securities and Exchange Commission (or the
corresponding provisions of any regulation subsequently adopted by the Securities and Exchange Commission applicable to the Corporation), such person's signed consent to serve as a director of the Corporation if elected, such shareholder's name and address and the number and class of all shares of each class of stock of the Corporation beneficially owned by such shareholder. As used herein, shares "beneficially owned" shall mean all shares as to which such person, together with such person's affiliates and associates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934), may be deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as well as all shares as to which such person, together with such person's affiliates and associates, has the right to become the beneficial owner pursuant to any agreement or understanding, or upon the exercise of warrants, options or rights to convert or exchange (whether such rights are exercisable immediately or only after the warrants, options or rights to convert or exchange (whether such rights are exercisable immediately or only after the passage of time or the occurrence of conditions). The person presiding at the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall determine whether such notice has been duly given and shall direct that proposals and nominees not be considered if such notice has not been given.

                           ARTICLE II.
                       BOARD OF DIRECTORS

     SECTION 1.  Power of Board and Qualification of Directors.
The business and affairs of the Corporation shall be managed by the Board of Directors.

     SECTION 2. Number of Directors. The number of directors constituting the whole Board of Directors shall be such number not less than nine nor more than fifteen as may be fixed from time to time by resolution adopted by the shareholders or by the Board.

     SECTION 3. Election and Term of Directors. The directors shall be elected by the shareholders and at each meeting for the election of directors at which a quorum is present the persons, up to the number of directors then to be elected, receiving the greatest number of votes shall be the persons elected. The election of directors is subject to the provisions of the Articles of Incorporation relating thereto, including provisions relating to a classified Board of Directors.

     SECTION 4. Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the President or the

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Secretary of the Corporation.  Such resignation shall take effect at the time specified therein; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 5. Removal of Directors. Any or all of the directors may be removed with or without cause by vote of a majority of the shareholders.

     SECTION 6.  Newly Created Directorships and Vacancies.
Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason except the removal of directors by shareholders without cause may be filled by vote of a majority of the directors then in office, although less than a quorum exists, or may be filled by the shareholders. Vacancies occurring as a result of the removal of directors by shareholders without cause shall be filled by the shareholders.

     SECTION 7.  Executive and Other Committees of Directors.
The Board of Directors may, by resolution adopted by a majority of the whole Board, designate an Executive Committee and one or more other Committees, each of such Committees to consist of such number of directors, not less than two, as the Board by like resolution from time to time may determine. The executive
Committee shall have such powers as are provided below.  Other
Committees shall have such powers and such name or names as may be determined from time to time by resolution adopted as aforesaid by the Board.

     The Executive Committee shall have and may exercise, subject to such limitations, if any, as may be prescribed by resolution adopted by a majority of the whole Board of Directors, the powers of the Board in the management of the business and affairs of the Corporation which may lawfully be delegated, provided that the Executive Committee shall act only at such times as the Board of Directors is not in session and in no case to the exclusion of the right of the Board of Directors at any time to act as a Board upon any business of the Corporation.

     Each Committee shall keep regular minutes of its acts and proceedings and report the same to the Board of Directors when required. Each Committee may meet at stated times without notice or on notice to all by one of their number. A majority of each Committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting, at which a quorum is present, shall be the act of the Committee.

     SECTION 8.  Compensation of Directors.  The Board of
Directors shall have the authority to fix the compensation of directors for services in their capacity as directors, or to

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allow a fixed sum plus expenses, if any, for attendance at
meetings of the Board or of committees designated thereby.

     SECTION 9. Interest of Directors in a Transaction. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers, are officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such pur-pose, if:

               (a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

               (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

               (c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the shareholders.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorized the contract or transaction.

                          ARTICLE III.
                      MEETINGS OF THE BOARD

     SECTION 1. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and places, within or without the State of North Carolina, or the United States of America, as may from time to time be fixed by the Board.

     SECTION 2. Special Meetings; Notice; Waiver. Special meetings of the Board of Directors may be held at any time and place, within or without the State of North Carolina or the United States of America, upon the call of the Chairman of the

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Board, the President or the Secretary, by oral, telegraphic or written notice duly given to or sent to each director not less than two days before such meeting. If mailed, notice shall be duly given by depositing same in the United States mail, not less than five days before such meeting. Special meetings shall be called by the Chairman of the Board, the President or the Secretary on the written request of any four directors or such lesser number as shall constitute a majority of the directors then in office.

     Notice of a special meeting need not be given to any direc-tor who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

     A notice, or waiver of notice, need not specify the purpose of any special meeting of the Board of Directors.

     SECTION 3. Quorum; Action by the Board; Adjournment. At all meetings of the Board of Directors, a majority of the whole Board shall constitute a quorum for the transaction of business, except that when the number of directors constituting the whole Board shall be an even number, one-half of that number shall constitute a quorum.

     The vote of a majority of the directors present at the time of the vote, if a quorum is present at such meeting, shall be the act of the Board, except as may be otherwise specifically pro-vided by law or by the Articles of Incorporation or by these Bylaws.

     A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.

     SECTION 4. Action Without a Meeting. Action taken by the directors or members of a committee without a meeting is never-theless Board or committee action if written consent to the action in question is signed by all the directors or members of the committee, as the case may be, and filed with the minutes of the proceedings of the Board or committee, whether done before or after the action so taken.

     SECTION 5. Action Taken by Conference Telephone. Members of the Board of Directors or any committee of the Corporation may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

                           ARTICLE IV.
                            OFFICERS

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               SECTION 1.  Officers.  The Board of Directors shall elect a
Chairman of the Board, a President, one or more Vice Presidents, a Treasurer and a Secretary of the Corporation and from time to time may elect or appoint such other officers as it may determine. Any two or more offices may be held by the same person concurrently.

     Securities of other corporations held by the Corporation may be voted by any officer designated by the Board and, in the absence of any such designation, the President, any Vice
President, the Treasurer or the Secretary.

     SECTION 2.  Chairman of the Board.  The Chairman of the
Board shall preside at the meetings of the shareholders and the Board of Directors and shall perform such executive duties as designated by the Board.

     SECTION 3. President. The President shall be the chief executive officer of the Corporation with all the rights and powers incident to that position. In the event of the absence, refusal or incapacity of the Chairman of the Board to function as such, the President shall perform his duties until such time as the Board of Directors elects a new Chairman.

     SECTION 4. Vice Presidents. The Vice Presidents shall perform such duties as may be prescribed or assigned to them by the Board of Directors or the President. In the event of the absence, refusal or incapacity of the President to function as such, the Vice Presidents, in order of their rank, shall so perform the duties of the President; and the order of rank of such Vice Presidents shall be determined by the designated rank of their offices or, in the absence of such designation, by seniority in office provided that said order or rank may be established otherwise by action of the Board of Directors from time to time.

     SECTION 5. Treasurer. The Treasurer shall perform all the duties customary to that office, and shall have the care and custody of the funds and securities of the Corporation. He shall at all reasonable times exhibit his books and accounts to any Director upon application, and shall give such bond or bonds for the faithful performance of his duties with such surety or sureties as the Board of Directors from time to time may determine.

     SECTION 6. Secretary. The Secretary shall act as Secretary of and shall keep the minutes of the meetings of the Board of Directors and of the shareholders, have the custody of the seal of the Corporation and perform all of the other duties usual to that office.

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               SECTION 7.  Assistant Treasurer and Assistant Secretary.
Any Assistant Treasurer or Assistant Secretary shall perform such duties as may be prescribed or assigned to him by the Board of Directors, the Chairman of the Board, the Vice Chairman or the President. An Assistant Treasurer shall give such bond or bonds for the faithful performance of his duties with such surety or sureties as the Board of Directors from time to time may determine.

     SECTION 8. Term of Office; Removal. Each officer shall hold office for such term as may be prescribed by the Board and may be removed at any time by the Board with or without cause. The removal of an officer without cause shall be without prejudice to his contract rights, if any. The election or appointment of any officer shall not of itself create contract rights.

     SECTION 9. Compensation. The compensation of all officers of the Corporation shall be fixed by the Board of Directors.

                           ARTICLE V.
                       SHARE CERTIFICATES

     SECTION 1. Form of Share Certificates. The shares of the Corporation shall be represented by certificates, in such form as the Board of Directors may from time to time prescribe, signed by the Chairman of the Board, the President, or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary of an Assistant Secretary, and shall be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employees. In case any such officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

     SECTION 2. Lost Certificates. In case of the loss, theft, mutilation or destruction of a stock certificate, a duplicate certificate will be issued by the Corporation upon notification thereof and receipt of such proper indemnity and compliance with such other reasonable conditions as shall be prescribed by the Board of Directors.

     SECTION 3. Transfer of Shares. Transfers of shares of stock shall be made upon the books of the Corporation by the registered holder in person or by duly authorized attorney, upon surrender of the certificate or certificates for such shares properly endorsed.


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               SECTION 4.  Registered Shareholders.  Except as otherwise
provided by law, the corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends or other distributions and to vote as such owner and shall not be bound to recognize any equitable or legal claim to or interest in such share or shares on the part of any other person.

                           ARTICLE VI.
                    MISCELLANEOUS PROVISIONS

     SECTION 1. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation and such other appropriate legend as the Board of Directors may from time to time determine.

     SECTION 2. Fiscal Year. The fiscal year of the Corporation shall be such period as may be prescribed by the Board of Directors.

     SECTION 3. Checks and Notes. All checks and demands for money and notes or other instruments evidencing indebtedness or obligations of the Corporation shall be signed by such officer or officers or other person or persons as shall be thereunto authorized from time to time by the Board of Directors.

     SECTION 4. Indemnity. Every person who is or was a director or officer of the Corporation, including the legal representative of each director or officer, shall be indemnified to the fullest extent now or hereafter permitted by the North Carolina Business Corporation Act. This Section shall be applicable to proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof. Nothing in this Section shall limit in any way any other right to indemnity or reimbursement of any director, officer or other person which may exist from time to time under the Corporation's Articles of Incorporation, any other Bylaw, any agreement, vote of shareholders, statute or otherwise.

                          ARTICLE VII.
                           AMENDMENTS

     SECTION 1. Power to Amend. Bylaws of the Corporation may be adopted, amended or repealed by the Board of Directors, subject to amendment or repeal by the shareholders entitled to vote thereon.

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